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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-4 of Insight Midwest, L.P. and Insight Capital, Inc. of our report dated January 5, 2000 relating to the consolidated financial statements of InterMedia Capital Partners VI, L.P., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Francisco, California
March 29, 2000